Exhibit 10.16

AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT

THIS AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT is made as of September 15, 2005, by and between EXCELSIOR LASALLE PROPERTY FUND, INC., a Maryland corporation (the “Fund”), U.S. TRUST COMPANY, N.A., a California corporation and national bank acting through its investment advisory division, U.S. Trust Company, N.A. Asset Management Division (the “Manager”), and LaSALLE INVESTMENT MANAGEMENT, INC., a Maryland corporation (the “Advisor”).

W I T N E S S E T H:

WHEREAS, the Fund and the Manager are parties to a Management Agreement dated as of December 23, 2004, pursuant to which the Manager is responsible for the day-to-day management and administration of the Fund; and

WHEREAS, the Fund and the Adviser are parties to an Investment Advisory Agreement dated as of December 23, 2004, pursuant to which the Advisor serves as the investment advisor for the Fund; and

WHEREAS, the Fund, the Manager and the Adviser desire to amend the Investment Advisory Agreement to change the defined term “Net Distributable Cash” to “Variable Fee Based Amount” and to make certain other, minor, technical changes in how that definition works.

NOW, THEREFORE, the parties hereby agree as follows:

1. The definition of “Net Distributable Cash,” as stated in Exhibit A to the Investment Advisory Agreement is revised as follows:

“Variable Fee Base Amount” is meant to reflect the Fund’s ability to generate cash from normal operations for purposes of calculating certain management and advisory fees, and it is not intended to be an actual measure of cash available for dividend distributions. It shall be calculated beginning with net income of the Fund from Managed Assets of the Advisor for the fiscal period, as calculated under GAAP consistently applied, and adjusted for the following factors (without duplication):

Add back depreciation of assets.

Add back amortization of intangibles.

Add back depreciation of tenant improvements and tenant allowances.

Add back amortization of deferred leasing costs and deferred financing costs.

Subtract capitalized expenditures related to the normal and recurring operations and maintenance of the Real Estate Investments (e.g. building improvements, lease-hold improvements, property leasing expenditures and land improvements).

Subtract gains and add back losses from sales of real estate investments.

Add back the Variable Portion of the Advisor’s Asset Management Fee and the “Variable Portion” of the Manager’s “Management Fee” (as those terms are defined in the Management Agreement).

Subtract gains and add back expenses for changes in accounting methodology.

Subtract income caused by the straight-lining of rental income and add back expense from the straight-lining of interest expense (including straight-lining of lease termination payments).

Subtract gains and add back losses of hedging through derivatives.

Add back the effects of impairment (per FAS 144).

Subtract gains and add back losses from extraordinary items.

Adjust the Fund’s income from unconsolidated joint ventures and discontinued operations, and expenses from minority interests, in the same manner described above.

Add back/subtract other adjustments to/from GAAP net income that more appropriately “follow the cash” generated by the investments (examples include preferred returns, guaranteed returns, rebates of real estate tax expense, etc.) plus any deductions from the cash generated by the investments for non-operating items (for example the Fund’s proportionate share of principal payments on debt).

The amortization of principal and repayment of debt are not subtracted from the Fund’s net income in arriving at the Variable Fee Base Amount.

Other modifications to net income may be made by the Advisor, with approval of the Manager, to cause Variable Fee Base Amount to better reflect normal cash flow from operation of Managed Assets on a consistent basis. If the calculation of the Fund’s net income is altered under GAAP, appropriate modifications shall be made to this definition to make such changes immaterial to the calculation of Variable Fee Base Amount.

2. All references to the term “Net Distributable Cash” in Exhibit C are replaced with the term “Variable Fee Based Amount.”

3. The Investment Advisory Agreement, as expressly amended hereby, shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT as of the day and year first above written.

EXCELSIOR LASALLE PROPERTY FUND, INC.

By:	/s/ James D. Bowden
	Name:	James D. Bowden
	Title:	President

U.S. TRUST COMPANY, N.A.

By:	/s/ James D. Bowden
	Name:	James D. Bowden
	Title:	Managing Director

LaSALLE INVESTMENT MANAGEMENT, INC.

By:	/s/ C. Allan Swaringen
	Name:	C. Allan Swaringen
	Title:	Managing Director